UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 17, 2016, pdvWireless, Inc., a Delaware corporation (the “Company”), received written notice from the Contracting Officer of the U.S. Department of the Interior that its proposal for the First Responder Network Authority (“FirstNet”) Nationwide Public Safety Broadband Network (the “NPSBN”) is no longer being considered for the award.

As previously announced, the Company was competing with a number of other bidders for the FirstNet award, including groups that had significantly more resources than the Company. The Company, however, determined that participating in the FirstNet bidding process was in the best interests of its stockholders because of a number of potential benefits to the Company, regardless of the outcome. These benefits include the ability to directly utilize the business, technical and other information developed for the FirstNet proposal in planning and preparing for the broadband facilities the Company plans to deploy, building valuable relationships with the wireless and technology companies who participated in the Company’s FirstNet consortium, and raising the Company’s profile within the wireless industry and the technology community.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: October 18, 2016	/s/ John C. Pescatore
John C. Pescatore
President and Chief Executive Officer